UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2005

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32314	56-2451736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On May 17, 2005, New Century Financial Corporation (the “Company”) granted stock options to each of its directors not employed by the Company or any of its subsidiaries. The stock options granted to each of the Company’s continuing non-employee directors (Harold A. Black, Fredric J. Forster, Donald E. Lange, William J. Popejoy, Michael M. Sachs and Richard A. Zona) covered 12,500 shares of the Company’s common stock. As Marilyn Alexander was newly elected to the Company’s Board of Directors, Ms. Alexander’s stock options covered 22,500 shares of the Company’s common stock. Each stock option grant is evidenced by, and subject to the terms and conditions of, a Director Stock Option Agreement in the form attached hereto as Exhibit 10.1 and incorporated herein by reference. The stock options are exercisable only to the extent vested. The stock options granted to Ms. Alexander are scheduled to vest as to one-third of the shares subject thereto on each of the first, second, and third anniversaries of the date of grant of the options. The stock options granted to the other non-employee directors were fully vested on the date of grant. The maximum term of the stock options is ten years, subject to early termination in certain circumstances. The per share exercise price of the stock options is $46.39 (the closing market price of a share of Company common stock on May 17, 2005).

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Director Stock Option Agreement.

[Signature Page Follows.]

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

May 27, 2005	By:	/s/ Robert K. Cole
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Director Stock Option Agreement.